UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2005

TAKE TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code     (646) 536-2842

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On August 24, 2005, Take Two Interactive Software, Inc. (the “Registrant”) entered into a credit agreement with JPMorgan Chase Bank, N.A., as initial lender and administrative agent (the “bank”). The credit agreement, which replaced the Registrant’s prior line of credit with Bank of America as lending agent, provides for a line of credit of up to $50,000,000 through the expiration of the line of credit on August 23, 2006. Available borrowings under the credit agreement are reduced by the amount of any outstanding letters of credit. Interest accrues on the bank’s prime rate plus 0.25% to 0.75%, or at the Eurodollar rate plus 1.25% to 1.75%, depending on the Registrant’s consolidated leverage ratio. The Registrant is required to pay a commitment fee to the bank equal to 0.25% of the unused loan balance. Borrowings under the line of credit are collateralized by the Registrant’s accounts receivable, inventory, equipment, general intangibles, securities and other personal property, including the capital stock of certain of the Registration’s material domestic and foreign subsidiaries. The credit agreement contains certain financial and other covenants, including the maintenance of consolidated leverage ratio, consolidated interest coverage ratio and consolidated asset coverage ratio. The credit agreement limits or prohibits the Registrant from declaring or paying cash dividends, merging or consolidating with another corporation, selling or acquiring assets (other than in the ordinary course of business), creating liens and incurring additional indebtedness.

Item 1.02	Termination of Material Definitive Agreement.

On August 24, 2005, the Registrant terminated its credit agreement, as amended and restated in August 2002, with a group of lenders led by Bank of America, N.A., as agent. As of the date of such termination, there were no outstanding borrowings under such credit agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.1
Credit Agreement dated August 24, 2005 among Take-Two Interactive Software, Inc., as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Guarantee and Collateral Agreement dated August 24, 2005 made by Take-Two Interactive Software, Inc. and certain of its Subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
Date: July 29, 2005	By:	/s/ Karl H. Winters
Karl H. Winters
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Credit Agreement dated August 24, 2005 among Take-Two Interactive Software, Inc., as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Guarantee and Collateral Agreement dated August 24, 2005 made by Take-Two Interactive Software, Inc. and certain of its Subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.